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Prudential Asset Resources
2100 Ross Avenue, Suite 2500
Dallas, TX 75201
Tel 214-777-4500 Fax 214-777-4556
Annual Compliance Statement
To: (see attached Distribution List)
Re:
Commercial Mortgage Pass-Through Certificates, Series 2007-IQ15
I, Catherine J. Rodewald, President and Chief Executive Officer of Prudential Asset
Resources, Inc. (the "Company") hereby certify with regard to the Company's role as a Master
Servicer under the Pooling and Servicing Agreement, (the "Agreement") dated as of August 1,
2007 pertaining to the above-referenced certificates, that:
(i)
a review of the activities of the Company as a Master Servicer under the
Agreement during the period from August 1, 2007 to December 31, 2007 and its performance has been made under my supervision; and
(ii)
to the best of my knowledge, based on such review, the Company has fulfilled all of its obligations, as a Master Servicer, under the Agreement in all material respects throughout such period.
Effective Date of Certification: March 17, 2008
/s/ Catherine J. Rodewald
Catherine J. Rodewald, President &
CEO